Exhibit 11

CONSENT OF INDEPENDENT PUBLIC

ACCOUNTING FIRM

December 10, 2020

Board of Directors

LUX FLOORING INC.

We hereby consent to the inclusion in the Offering Circular filed under Regulation A tier 2 on Form 1-A of our reports dated September 24, 2020, with respect to the balance sheets of LUX FLOORING INC. as of December 31, 2019 and 2018 and the related consolidated statements of operations, shareholders’ equity/deficit and cash flows for the calendar years ended December 31, 2019 and 2018 and the related notes to the financial statements.

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

December 10, 2020